Exhibit 10.1

Capital Transfer and Contribution Agreement

This Agreement was signed by the following parties in Ningde on May 30, 2018.

Party A: Shengrong Environmental Protection Holding Company Limited.

Legal representative: Li Jiazhen

Address: No. 1, 1-4, No. 17, Gutian 5th Road, Qiaokou District, Wuhan, Hubei, China

Tel: 18627190000

Party B 1: Fuding Fumin Energy Development Co., Ltd.

Legal representative: Li Disheng

Address: Room 303, Building 2, Zhonghui Plaza, Fuding City, Fujian Province

Tel: 13779999929

Party B 2: Fujian Baixiang Investment Co., Ltd.

Legal representative: Lin Jian

Address: No. 33, Mindong Middle Road, Dongqiao Economic Development Zone, Ningde City (503, Building B-2, Ningde Lianxin Finance Plaza)

Tel: 18650568609

Party B 1 and Party B 2 are collectively referred to as Party B.

Party C: Fujian Shengrong Environmental Protection Technology Co., Ltd.

Legal representative: Li Jiazhen

Address: Ningde City, Fujian Province

Tel: 18627190000

Whereas:

1. Party A signed a contract with Chinalco Southeast Copper Co., Ltd. on September 20, 2016 for the “Comprehensive Utilization of Tailings Slag after Copper Smelting Slag Selection” (Annex 1: Original Contract);

2. On April 11, 2017, Party A signed the “Investment Cooperation Agreement for the Comprehensive Utilization Project of Copper Smelting Slag after Copper Smelting Selection” (Annex 2: Original Agreement) with the People’s Government of Jiaocheng District, Ningde City;

3. Party A promises to authorize the complete technical solution and related patent technology and trademarks of the “Comprehensive Utilization of Tailings Slag after Copper Smelting Slag Selection” to Party C for long-term use in accordance with the provisions of this Agreement. If Party A and Party B cancel the contract, Party A agrees that Party C will continue to use the relevant technology and related patents that it has already applied, and shall pay Party A RMB 10,000 per year;

4. Party A registered and established “Fujian Shengrong Environmental Protection Technology Co., Ltd.” on October 10, 2017 in Ningde City, Fujian Province with a registered capital of RMB 10 million. Party C is a limited liability company legally established and validly existing in accordance with Chinese laws;

5. Party A has negotiated with Chinalco Southeast Copper Co., Ltd. to change the entity of the contract of “Comprehensive Utilization Project of Copper Smelting Slag after Copper Smelting Selection” from “Shengrong Environmental Protection Holding Company Limited” to “Fujian Shengrong Environmental Protection Technology Co., Ltd.” (the contents of the contract remain unchanged);

6. Party A has negotiated with the People’s Government of Jiaocheng District of Ningde City to change the entity of “Investment Cooperation Agreement for the Comprehensive Utilization Project of Copper Smelting Slag after Copper Smelting Selection” from “Shengrong Environmental Protection Holding Company Limited.” to “Fujian Shengrong Environmental Protection Technology Co., Ltd.” (the contents of the agreement remain unchanged);

7. Party B intends to make strategic investment in Party C, and sign the “Equity Transfer and Capital Increase and Share Expansion Agreement” (No. FJSR20180513) (hereinafter referred to as “this Agreement”) with Party A and Party C. The registered capital of Party C is increased to RMB 40 million only.

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Upon amicable negotiation by all parties, in accordance with the Company Law of the People’s Republic of China, Contract Law of the People’s Republic of China and other laws and administrative regulations, in line with the principle of honesty and fairness, in respect of Party B increasing its capital in Party C and equity transfer between Party A and Party B, as well as assignment and cooperation of Party C’s issues, this Agreement is hereby reached through friendly negotiation for implementation.

Article 1: Commitment and Guarantee

1.1 Commitments, Guarantees and Responsibilities of Party A and Party C

1.1.1. As of the date of payment of the capital increase by Party B, there is no pledge or other form of guarantee or third-party interest in Party C’s equity held by Party A.

1.1.2 As of the date of signing this Agreement, Party C does not have any external liabilities and guarantees, and contingent liabilities and guarantees are borne by Party A independently.

1.1.3 Party A is responsible for assisting Party C to fulfill the matters related to the project land use amount and the unit price per acre in the “Investment Cooperation Agreement for the Comprehensive Utilization Project of Copper Smelting Slag after Copper Smelting Selection” signed with the People’s Government of Jiaocheng District of Ningde City.

1.1.4 Party A is responsible for assisting Party C to fulfill the relevant provisions of the contract of “Comprehensive Utilization of Tailings Slag after Copper Smelting Slag Selection” signed with Chinalco Southeast Copper Co., Ltd. (Chinalco Southeast Copper Co., Ltd. provides copper tailings slag (generally solid waste) to Party C not less than 600,000 tons at zero price, and the supply period is 10 years).

1.1.5 Party A promises that the products produced by Party C using the technical solution of “Comprehensive Utilization of Tailings Slag after Copper Smelting Slag Selection” which is provided by Party A can reach the relevant national product standards or industry standards.

1.1.6 As of the date of payment of the capital increase by Party B, Party C legally obtains and effectively owns all the authorizations, approvals, permits and government related minutes of its business (including but not limited to production and sales, etc.). Within 3 days from the date of signing this Agreement, Party C shall provide Party B with all the above information and all the relevant contracts, legal documents, and meeting minutes of the government related to Party C (original copies).

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1.1.7 Party C undertakes that there is no pending litigation, arbitration or any proceeding against or threatening to the conclusion of this Agreement or otherwise affecting the validity and enforcement of this Agreement in any court, arbitral institution or administrative organ.

2.1 Commitments, Guarantees and Responsibilities of Party B

2. 1.1 Pay the capital increase in full and on time according to this Agreement.

2. 1. 2 Comply with and fulfill the obligations set forth in this Agreement.

2. 1.3 The information provided by Party B in connection with this Agreement is true, accurate, valid, complete and without any major omission or concealment.

2. 1.4 The terms of this Agreement are the true intention of Party B and are legally binding on Party B.

2. 1.5 Party B agrees that within 10 days from the effective date of this Agreement, Party B shall pay Party A RMB 8 million as project cooperation and technical usage fees. Party A shall issue invoices of technical consulting services to Party B. The required taxes and fees of RMB 500,000 shall be prepaid by Party C, and such taxes and fees will be deducted from the profit dividend of Party A in the future.

Article 2: Capital Increase and Share Expansion Plan

2.1 As of the date of signing this Agreement, Party C’s registered capital is RMB 10 million, which has been subscribed but not paid up.

2.2 Party A shall use the project cooperation and technology usage fee of RMB 8 million to pay the registered capital of Party C.

2.3 Party C increases the registered capital by RMB 30 million this time, all of which are subscribed and paid up by Party B, that is, the registered capital is increased to RMB 40 million, and Party B receives Party A’s RMB 2 million subscription amount in Party C and shall pay up the said, that is, after the capital increase and share expansion is completed, Party B holds 80% of the equity of Party C. The above-mentioned capital increase shall be paid up by Party B within 10 working days after Party A completes the change of the contractual entity with Chinalco Southeast Copper Co., Ltd. and the Government of Jiaocheng District, Ningde City.

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2.4 After the completion of this capital increase (subject to the date on which the equity held by Party B completes the industrial and commercial registration), the shareholder and shareholding structure of Party C are as follows:

No.	Name of Shareholder	The amount of the subscribed capital contribution (in ten thousand yuan)	The proportion of subscribed capital contribution to the registered capital (%)
1	Fuding Fumin Energy Development Co., Ltd.	2000	50%
2	Fujian Baixiang Investment Co., Ltd.	1200	30%
3	Shengrong Environmental Protection Holding Company Limited.	800	20%
Total			100%

2.5 After the completion of the capital increase and share expansion of Party C, the registered capital of Party C shall not be changed in the future without consent of the parties.

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2.6 Party C shall solve problems such as the need to increase investment in the project or the lack of follow-up funds by way of bank loans, and if the bank loan cannot be obtained or the bank loan is insufficient, Party B shall be responsible for solving the problem, provided that Party C’s financing cost is not higher than a monthly interest rate at 1.2% (if the financing cost is higher than a monthly interest rate at 1.2%, the exceeding part will be borne by Party B). If it is necessary to use Party C’s purchased land for bank loan mortgage, it can only be used for bank loan mortgage and shall not be used for financing loan mortgage in any other manner.

2.7 Party B is obliged to pay the capital increase to Party C only if all the following conditions precedent are fulfilled (and remain in the state of fulfillment):

2.7.1 All the commitments and warranties of Party A and Party C in Section 1.1 of this Agreement are true, accurate and valid, and all the conditions precedent for the signing of this Agreement are fulfilled (including all conditions in the Whereas section);

2.7.2 After the execution of this Agreement, Party C has not experienced any material adverse changes in business operations, financial conditions or assets, etc.;

2.7.3 As of the date of signing this Agreement, there are no litigations or other disputes or risks of such litigations or other disputes that may adversely affect this capital increase and share expansion, or the operation or position of Party C;

2.8 Party A and Party B shall transfer the capital increase amount agreed in paragraphs 2. 2 and 2.3 of this Article to the following capital verification account designated by Party C within 5 working days after all the conditions precedent for payment of the capital increase specified in paragraph 2. 7 of this Article has been met:

Account name:

Account number:

Bank:

2.9 Party C shall issue a receipt certificate affixed with its official seal to Party A and Party B within 3 working days after receipt of the capital increase amount. The receipt certificate shall indicate that the payment received is “increase capital contribution”.

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Article 3: Relevant Expenses

3.1 The various expenses involved in this capital increase (including but not limited to taxes, audit fees, evaluation fees, attorney fees, and related fees for industrial and commercial registration changes) shall be borne by Party C.

3.2 The capital verification fee for the contribution of Party A and Party B shall be borne by Party C.

Article 4: Other Agreements

4.1 Party C shall not conduct external investment and business activities without mutual consent of Party A and Party B.

4.2 After Party C generates profits, in addition to 10% of the net profit for reservation, the remaining profits shall be distributed on a quarterly basis according to the proportion of Party A and Party B.

4.3 Party A shall be entitled to appoint a deputy general manager and a financial officer to Party C.

4.4 Party C shall disclose all authentic business conditions and financial information to Party A and Party B.

Article 5: Uniqueness and Non-competition

5.1 Without written consent of Party B, Party A shall not establish or participate to establish in any form (including but not limited to shareholders, partners, directors, supervisors, managers, employees, agents, consultants, etc.) in Fujian Province other new operating entities to manufacture similar products of copper smelting tailings as specified in this Agreement.

5.2 Party C promises to prompt the main management personnel and core business technicians of Party C to sign the “Non-competition Agreement” with the company. The terms and forms of such agreements shall include the following contents: they shall not engage in or help others engage in any other business operation activity in Fujian Province forming a competitive relationship with Party C during the term of office, and shall not be employed in a company whose business operation is related to that of Party C in Fujian Province within 2 years after leaving Party C; besides, it is prohibited to work part-time in any other company or for-profit organization in Fujian Province during the term of office.

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Article 6: Liability for Breach of Contract

6.1 If any party violates the statements, guarantees and other obligations under this contract, it shall be liable for breach of contract, and the non-breaching party has the right to terminate this contract. If other parties suffers economic losses, it shall also be liable for compensation. This compensation liability shall cover all economic losses suffered by other parties, including indirect losses.

6. 2 If one party breaches the contract, which cannot be resolved through negotiation, other parties has the right to institute legal proceedings. All litigation related expenses (including but not limited to: court litigation fees, preservation fees, legal fees, travel expenses, etc.) shall be borne by the defaulting party.

Article 7: Confidentiality

7.1 In this equity transfer contract, all the information that Party A, Party B and Party C have learned, including but not limited to the operation, financial situation, trade secrets and technical secrets, etc. of Party A, Party B and Party C, Party A, Party B and Party C are obliged to keep confidential, and no party may disclose or use it unless otherwise clearly stipulated by the law or mandated by the judicial authority.

7.2 Party A, Party B and Party C shall adopt a unified manner upon consensus to ensure that the goodwill of the parties is not infringed upon in the event of public disclosure or publicity of this capital increase and share expansion. No party may publish remarks, texts and related information regarding this equity transfer without consent of other parties.

Article 8: Disputes Settlement

All dispute arising out of or in connection with this Agreement shall settle through friendly negotiation; if the negotiation fails, any party hereto shall have the right to file a lawsuit in the people’s court with jurisdiction.

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Article 9: Effectiveness, Changes and Miscellaneous

9.1 This Agreement shall be signed and sealed by the three parties, and shall be effective immediately after Party A completes the contract novation with Chinalco Southeast Copper Co., Ltd. and Jiaocheng District Government of Ningde City.

9.2 Unilateral changes are not allowed after the entry into force of this Agreement. Any amendments or changes to this Agreement must be negotiated by the three parties and a written agreement must be concluded. The modified part and the added content contribute an integral part of this Agreement.

9. 3 Subsequent signing of each equity transfer contract according to the model text of equity transfer contract provided by the administrative department for industry and commerce for the performance of this contract is only used for the registration of the shareholding change; if the content of the equity transfer contract is inconsistent with this contract, this contract shall prevail.

9. 4 This Agreement is made in 6 counterparts, with Party A, Party B and Party C each holding 2 counterparts, and all 6 counterparts have the same legal effect.

(No text below)

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Party A (seal): Shengrong Environmental Protection Holding Company Limited. Legal representative (or authorized representative): May 30, 2018

Party B 1 (seal): Fuding Fumin Energy Development Co., Ltd. Legal representative (or authorized representative): May 30, 2018

Party B 2 (seal): Fujian Baixiang Investment Co., Ltd. Legal representative (or authorized representative): May 30, 2018

Party C (seal): Fujian Shengrong Environmental Protection Technology Co., Ltd. Legal representative (or authorized representative): Date: (MM/DD/YY)

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